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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated September 11, 2006 relating to the financial statements, which appears in The Governor and Company of the Bank of Ireland's Annual Report on Form 20-F for the year ended March 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers
PricewaterhouseCoopers
Dublin, Ireland
December 8, 2006